Shareholder Letter H ou se o f Y es / B ro ok ly n, N YC Q3 2023 Nov 1, 2023

# Q3 2023 Highlights

**Net revenue** of $81.5 million grew 21% year-over-year with improved paid ticket volume and take rate.

**Marketing tools** expanded to all event listings on Eventbrite with the introduction of new organizer fees.

**Marketplace-related revenue** grew 78% quarter-over-quarter driven by new organizer fees and sequential Ads revenue growth of 44%.

## Net Revenue


$67M
$82M
+21% Y/Y
Q3 2022
Q3 2023

## Gross Ticket Sales


$846M
$892M
+5% Y/Y
Q3 2022
Q3 2023

**Net Loss**
**($10M)**
-53% Y/Y

**Adjusted EBITDA**(1)(2)
**$6.8M**
+60% Y/Y

## Paid Tickets


22M
23M
+4% Y/Y
Q3 2022
Q3 2023

## Net Revenue Per Ticket


$3.06
$3.57
+16% Y/Y
Q3 2022
Q3 2023

**Paid Creators**
**185K**
+10% Y/Y

**Paid Buyers**
**11M**
+6% Y/Y

(1) Reported Adjusted EBITDA of $6.4 million includes restructuring costs and other non-routine items of $0.4 million.
(2) Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). See the section in this letter titled "About Non-GAAP Financial Measures" for information regarding Adjusted EBITDA, including the limitations of non-GAAP measures, and see the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

Eventbrite Q3 2023 Shareholder Letter

Page 2

Dear Eventbrite Shareholder, We made strong financial and product progress during the third quarter. Net revenue of $81.5 million grew 21% year-over-year, supported by record net revenue per ticket. Take rate surpassed 9%, benefiting from favorable ticket fee pricing and a growing mix of marketing-related revenue. Margins remained strong as we operated with cost discipline and efficiency. We delivered Adjusted EBITDA margin of 8% in the third quarter, and 12% year-to- date, compared to mid-single-digit margins over the same periods last year and when excluding restructuring and non-routine items1. Our focused execution on our long-term strategy is reshaping how we deliver value to creators and consumers of live events. In the third quarter, we launched a more efficient distribution and monetization model for Boost’s social media and email marketing tools, which are now available to all event listings. Eventbrite Ads, our promoted listings solution, became more effective at driving event success as we improved on product-market fit, ad inventory, and user awareness. For consumers, who remained highly engaged in the third quarter, finding events they love to attend also got easier with enhancements to our search and discovery experience. By targeting investments that bring forth the power of our demand generation and marketplace capabilities, we expect to expand our flywheel of growth as we accelerate toward our long-term financial targets. House of Yes Kae Burke knows how to throw a party. As the co-founder and creative director of House of Yes, she’s helped transform the creative collective and performance space from a DIY home for circus theater to a fun, funky, and inclusive nightclub that makes equal room for dance parties, DJ sets, and circus acrobatics. Burke calls herself an “experience designer,” which is apt: House of Yes has hosted more than 40 experiences a month in 2023, selling nearly 70k paid tickets in the process (25% of which were driven by Eventbrite). Burke recently participated in one of Eventbrite’s creator-driven RECONVENE Sessions events, sharing how her team dreams up events like sci-fi holiday parties, Y2K dance nights, and the upcoming "It's Giving" Thanksgiving Throwback Rave. For the latter, she’s excited to test out Eventbrite’s just-launched BandsInTown Distribution API, which will get her events in front of a DJ’s fans. Burke believes in bringing people together to celebrate life through weird, wild, and wonderful programming. After all, who would want to say no to the House of Yes? House of Yes Brooklyn, NYC (1) See the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. Page 3Eventbrite Q3 2023 Shareholder Letter

Business Update Third quarter net revenue of $81.5 million was driven primarily by improved volume of 22.9 million paid tickets alongside increased ticketing and service fees. We introduced Flex and Pro pricing plans during the quarter that automatically make our social media and email marketing tools available for all events listed on Eventbrite. The organizer fees from those new plans, together with revenue from subscriptions and Eventbrite Ads, accounted for over 5% of third quarter sales. This broadening revenue base contributed to a third consecutive quarter of record take rate and net revenue per ticket. Profitability remained strong in the third quarter as we balanced cost discipline with investments for growth. Gross margin of 69%, excluding $0.2 million in restructuring charges, was up over three points compared to a year ago from fixed cost leverage, favorable pricing changes, and a growing mix of accretive marketplace-related revenue. Third quarter Adjusted EBITDA was $6.8 million, excluding the impact of non-routine items related to restructuring and reserves, and $6.4 million as reported. On a like basis, excluding non-routine items, Adjusted EBITDA margin was 8% in the third quarter compared to 6% in the third quarter of last year. Revenue growth outpaced operating expense growth (excluding $0.1 million in restructuring and non-routine costs) for an eighth consecutive quarter, demonstrating the inherent profitability in our operating model. Compared to total expense growth of 17% year-over-year, product development and engineering expenses were up 3%, and general and administrative expenses rose 13%. Meanwhile, we began making targeted investments toward our repositioning as a demand generating events marketplace. Our third quarter creator campaign, “Event Better,” drew over 10 million impressions and over 5 million video views across social media. We also moved nimbly to tap into demand trends, launching a “GTFO and Date” consumer campaign that attracted coverage from leading national outlets and produced our most viral influencer content to date for TikTok and Instagram. These results, alongside consumer and traffic growth, underscore our growing brand affinity. While sales and marketing grew 45% year-over-year, it remains our lowest operating expense, and we anticipate future leverage from this area as these initial investments mature. We remain confident in our ability to expand Adjusted EBITDA margins over time, as we efficiently operate our core ticketing platform, invest appropriately to support our marketplace growth strategy, and improve monetization and take rate. 2,000000 2,214286 2,428571 2,642857 2,857143 3,071429 3,285714 3,500000 Q3 2023 Q3 2022 Q3 2019 $3.05 7.2% 8.0% 9.1% $3.06 $3.57 Net Revenue per Ticket and Take Rate OpEx Investment Profile Q3 2023 35% General & Administrative 34% 31% Product Development Sales & Marketing As reported Page 4Eventbrite Q3 2023 Shareholder Letter

## Marketing and Demand Generation

We powered a robust global marketplace for live events in the third quarter. Approximately 1.6 million events were ticketed and promoted on Eventbrite during this period, a near-record level of activity that reflects our leading presence in the experience economy. Paid events again accounted for just over one-third of total volume and was up 8% year-over-year. These events in aggregate drove 77.3 million free and paid tickets, with growth in nearly all categories and geographies year-over-year. Eventbrite-driven demand contributed to roughly a quarter of ticket transactions, directly benefiting creators who list on Eventbrite with $175 million in gross ticket sales as well as food and drink, merchandise, and other revenue that scales with improved attendance.

Eventbrite's intuitive and effective advertising and marketing tools help independent creators reach the high-intent consumers who rely on our marketplace to find and attend events. Eventbrite Ads, our self-service promoted listings tool, meaningfully improved performance during the third quarter through multiple initiatives to drive product-market fit, ad inventory, and user awareness:


Select an event
Fri, Dec 15 at 6:30 pm
No Scrubs: SF's Best '90s Hip Hop and R&B Night
Set an objective
Increase awareness
Show your ad to a wider community
Drive traffic
Get more people
Build your ad
Duration
Starts
11/3/2023
Ends
11/30/202
Daily budget
$50
$100
$250
Custom
Set an objective
Choose a marketing goal you want your ad campaign to achieve.
Increase awareness
Show your ad to a wider community
Drive traffic
Get more people to click on your ad



**Upstairs NYC**

Founded in 2022, Upstairs NYC is a non-profit organization that promotes cultural exchange between the city's diverse communities. From a night market serving traditional Japanese dishes to a Bridgerton-themed spring gala at the ornate Pierre Hotel, Upstairs NYC's events allow local artists, vendors, and cooks to share their creations with attendees in venues throughout the city.

Since joining Eventbrite in March 2022, Upstairs NYC has hosted hundreds of attendees at monthly themed events, with 48% of ticket sales driven by Eventbrite channels. The non-profit's founder Nagaco Mabuchi appreciates the ability to add photos and videos that make her event listings more appealing as well as the exposure to new audiences that Eventbrite provides. Mabuchi is particularly impressed with her experience using Eventbrite Ads, noting "We have Facebook and Instagram Ads, but are seeing better performance with Eventbrite."

Eventbrite Q3 2023 Shareholder Letter

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• Impact: We have begun to allow advertisers to prioritize either impressions or click-through traffic for their promoted listings. Over 80% of advertisers chose to drive traffic instead of impressions, and conversion rates improved by 25% following this update, indicating strong demand and receptiveness for Ads’ continued evolution to a cost-per-click model. • Inventory: Events in 21 additional cities became eligible for promoted listings, which now cover 32 of the 40 largest US cities and our five largest international cities. • Awareness: More prominent in-product marketing for Ads led to a more than 25% uplift in monthly advertising users. Total Ads revenue in the third quarter reached nearly $2 million, up 44% quarter-over-quarter and delivering its best-ever sequential growth in dollar terms. We believe planned Ads upgrades and features will further drive creator affinity for this product and deepen our marketplace differentiation over time. During the third quarter, we launched new event listings capabilities that have proven helpful to creators with diverse marketing and promotion needs. In the past two years, our most productive creators have subscribed to Eventbrite Boost for features like smart audience targeting, AI-assisted ad creation, and seamless email marketing. To provide every creator with more growth tools, Boost is now offered through Flex and Pro pricing plans that automatically integrate these capabilities into the core event listing experience on Eventbrite. Free and paid versions of these plans were progressively rolled out in our major markets starting in July, generating revenue of $1.5 million for the third quarter. We believe this model fairly reflects the exchange of value from our multi-year investments into our two-sided marketplace. Additionally, it emphasizes the value and effectiveness of our demand generation solutions, positioning Eventbrite as the most trusted partner for creators to sell more tickets and drive event success. GONG GONG is an in-person and virtual sound bath experience based in London. Attendees often doze off under the twinkling lights while being bathed in sound waves from Tibetan singing bowls and shimmering bronze gongs. Since joining Eventbrite in May 2021, GONG has reported exponential growth. Events are often completely sold out—and that’s despite moving classes to bigger locations. Founder Selma Studer says she joined our marketplace to reach new audiences and to simplify the booking process. “We didn’t want to pigeonhole ourselves because our mission is to make sound baths available to all,” she says. Studer has found consumer discovery on Eventbrite to happen much more rapidly compared to previous ticketing partners. In fact, 20% of ticket sales come from Eventbrite’s discovery channels and 40% of new newsletter signups come from Eventbrite. Now, GONG is embracing more diverse attendees than ever—curious first-timers, experienced meditators, and visitors to London who want to try something new are all welcome to sample some serenity in The Big Smoke. Page 6Eventbrite Q3 2023 Shareholder Letter

# Creators and Consumers

Our live events marketplace attracted growing numbers of the most vibrant and active event creators and experience seekers. Over 395,000 free and paid creators used our products and services in the third quarter, with paid creators accounting for roughly half of that total and up 10% versus a year ago. We supported a second straight quarter of record free and paid frequent creators, an encouraging sign that we continue to win share in that target demographic. Furthermore, we were pleased to see returning creator volume improve to its best level of the year during the third quarter.

Consumers also remained strongly engaged on Eventbrite during the third quarter. We transacted free and paid tickets for over 31 million unique buyers, up 7% year-over-year. Traffic for our website and mobile apps also reached a yearly peak during the third quarter. To make our marketplace more attractive to this growing consumer base, a number of product releases targeted better event search and discovery. Our Android app was updated with a simplified and improved search experience. Promoted listings now have the option to also advertise promo codes, and we have seen upwards of 80% improvement in clickthrough rates for those events. We also made it easier to share events listed on Eventbrite and immediately quintupled the number of event shares by consumers browsing our homepage. Looking ahead, we believe that initiatives like improving our machine learning-based personalization models will continue to reposition Eventbrite as the leading consumer destination for live events.


eventbrite
Reach 90M people with your Halloween event
STAND
SELL
OUT
eventbrite
TV PERSONALITY TYLER CAMERON
PLANS YOUR NEXT DATE
DO BETTER THAN DINNER AND DRINKS

Q3 2023 Creator and Consumer Campaigns



**Cynthia Daniels**

Fourteen years ago Cynthia Daniels moved to Memphis knowing only one person and now she's one of the people to know in the city.

The former HR executive started by arranging social mixer events to get to know people in her new city, quickly realizing she not only had a talent for bringing people together, but that there was a real lack of events for and by the Black community. So, she made it her mission to fill it.

Fast-forward to today and her full-service event planning and design company runs 13 signature events, including Memphis Black Restaurant Week, which has brought in more than $2.5 million dollars in the minority owned restaurant community since 2016. So far in 2023, she has sold 5,000 paid tickets, with 35% of those tickets driven by Eventbrite.

"My biggest accomplishment is that people travel from other cities to attend my signature events," says Daniels. "I already have people from Chicago, Las Vegas, and Atlanta inquiring about my calendar for 2024 so they can plan trips to Memphis. It's all so surreal!"

When asked during our RECONVENE Sessions about what drives her passion for events, she said: "I enjoy seeing people have fun—that's kind of the endgame for me."

Eventbrite Q3 2023 Shareholder Letter

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Summary Our third quarter performance gives us confidence in our growth strategy. As a longtime leader in the experience economy, we are amplifying our impact for both creators and consumers as we transform into a two-sided marketplace that is the indisputable destination for live events discovery. We are operating more efficiently than ever and executing on our leverageable, product-led roadmap, which we believe will drive profitable growth and deliver long-term value for all stakeholders. On behalf of the team, we look forward to updating you on our progress in future quarters. Sincerely, San Diego Nightlife Tours San Diego Nightlife Tours does exactly what its name says: hosting groups of party people on unforgettable, curated tours of the most popular bars and clubs in the Gaslamp Quarter and Pacific Beach areas of the city. Their aim? Meet. Make memories. Repeat. The team of party professionals, who host around 20 tours every month, are headed up by Mike Alvarez who made Eventbrite his primary ticketing solution because of ease of use and the unrivaled size of our marketplace. San Diego Nightlife Tours have more than doubled the amount of events they have hosted each year on Eventbrite since joining in 2021, with Eventbrite driving 35% of paid ticket sales.In the bustling world of nightlife in San Diego, Mike is now taking the time to build community with other event organizers and staff on the scene, helping each other grow their businesses. Julia Hartz CEO Lanny Baker CFO Page 8Eventbrite Q3 2023 Shareholder Letter

Financial Discussion Third Quarter Results All financial comparisons are on a year-over-year basis unless otherwise noted. Financial statement tables, including the reconciliation of non-GAAP financial measures, can be found at the end of this letter. Net Revenue Net revenue of $81.5 million in the third quarter of 2023 was up 21%, primarily from higher paid ticket volume coupled with greater ticketing fees and service fees. Net revenue per paid ticket was $3.57, compared to $3.06 a year ago, while take rate of 9.1% was 116 basis points higher and a new record. Net revenue per paid ticket included a $0.20 contribution from marketing add-on products and organizer fees. Q3 2023Q2 2023Q1 2023Q4 2022Q3 2022 $67M $72M $78M $79M $82M Paid Ticket Volume Paid ticket volume of 22.9 million in the third quarter of 2023 rose 4% from paid creator and paid event growth. Paid ticket volume for events outside of the U.S. represented 40% of total paid tickets in the third quarter, consistent with the geographic mix in the year-ago period. All major markets expanded ticket growth year-over-year, with the exception of Australia which had a challenging comparison versus a record third quarter of 2022. Q3 2023Q2 2023Q1 2023Q4 2022Q3 2022 22M 25M 23M 23M 23M Page 9Eventbrite Q3 2023 Shareholder Letter

## Gross Profit

Gross profit of $55.7 million in the third quarter of 2023 set a new record for the third consecutive quarter. Gross margin of 68.3% was up three points compared to the same period a year ago. Excluding non-routine restructuring items, on a non-GAAP basis, gross profit was $55.9 million in the third quarter of 2023 which corresponds to gross margin of 68.6%.

| Gross profit impact from non-routine items in Q3 2023 | Recorded Amount ($M) |
|---|---|
| Restructuring expense | (0.2) |
| Total gross profit impact | $0.2 |



$44M
$47M
$52M
$54M
$56M
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

As reported

## Operating Expenses

Operating expenses were $67.2 million in the third quarter of 2023, compared to $57.3 million in the third quarter of 2022. Operating expenses in the third quarter of 2023 included $0.5 million in restructuring-related costs, and $0.4 million release of creator upfront reserves. Excluding non-routine items, on a non-GAAP basis, operating expenses were $67.1 million in the third quarter of 2023.



$57M
$22M
$14M
$21M
$67M
$23M
$21M
$23M
Q3 2022
Q3 2023
Product Development
Sales, Marketing & Support
General & Administrative

Eventbrite Q3 2023 Shareholder Letter

Page 10

**Product development** expenses of $23.0 million for the third quarter of 2023 included approximately $0.1 million of restructuring costs from our ongoing repositioning of engineering and development teams. We recognized strong operational and cost efficiencies related to our restructuring plan, helping keep year-over-year product development expense growth to under 4% compared to $22.2 million of expenses in the year ago period.

**Sales, marketing, and support** expenses were $21.1 million in the third quarter of 2023, including approximately $0.1 million of restructuring costs. During the quarter, we increased performance marketing and consumer marketing investments to facilitate our strategic repositioning as a demand generating marketplace. Excluding non-routine items, on a non-GAAP basis, sales, marketing and support expenses were $21.0 million in the third quarter of 2023, up 45% year-over-year on a comparable basis.

**General and administrative** expenses were $23.1 million in the third quarter of 2023, and included approximately $0.3 million of restructuring costs and a $0.4 million release of creator upfront reserves. As anticipated, we incurred certain duplicative and transitory expenses related to our ongoing restructuring plan. Excluding non-routine items, on a non-GAAP basis, general and administrative expenses were $23.2 million and up 13% year-over-year on a comparable basis.

| OpEx impact from non-routine items in Q3 | Recorded Amount ($M) |
|---|---|
| Restructure expense for Product Development | 0.1 |
| Product Development | 0.1 |
| Restructure expense for General & Administrative | 0.3 |
| Release to the creator upfront general reserves | (0.4) |
| **Total operating expense impact** | **$0.1** |

## Net Income (Loss)

Net loss was ($9.9) million for the third quarter of 2023 compared with net loss of ($21.1) million in the same period in 2022.



$4M
($21M)
($13M)
($3M)
($10M)
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023

Eventbrite Q3 2023 Shareholder Letter

Page 11

# Adjusted EBITDA

Excluding non-routine items, Adjusted EBITDA was $6.8 million in the third quarter of 2023 compared to $4.2 million in the third quarter of 2022. Adjusted EBITDA as reported was $6.4 million in the third quarter of 2023.



$4M
$11M
$2M
$11M
$6M
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
As reported

| Adj. EBITDA impact from non-routine items in Q3 2023* | Recorded Amount ($M) |
|---|---|
| Impact to Net revenue | - |
| Impact to Cost of net revenue | (0.2) |
| Impact to Operating expense | (0.1) |
| **Total Adjusted EBITDA impact** | **($0.4)** |

# Balance Sheet and Cash Flow

Cash and cash equivalents totaled $567.6 million at the end of the third quarter of 2023, up from $519.6 million as of June 30, 2023. To evaluate Eventbrite's liquidity, the company adds funds receivable from ticket sales within the last five business days of the period to creator advances and cash and cash equivalents, and then reduces the balance by funds payable and creator payables. On that basis, the company's available liquidity as of September 30, 2023 was $380.7 million compared to $365.7 million as of June 30, 2023. Long-term debt as of September 30, 2023 was $357.1 million compared to $356.6 million as of June 30, 2023.

| Available Liquidity in Q3 2023 | Recorded Amount ($M) |
|---|---|
| Cash and cash equivalents | $567.6 |
| Funds receivable | 32.8 |
| Short term investments | 152.4 |
| Creator advances, net | 1.7 |
| Accounts payable, creators | (373.8) |
| **Available liquidity** | **$380.7** |

Eventbrite Q3 2023 Shareholder Letter

Page 12

Business Outlook Based upon current information, we anticipate fourth quarter 2023 net revenue will be within a range of $86 million to $90 million. We anticipate full year 2023 net revenue will be within a range of $324 million to $328 million, versus the prior range of $320 million to $330 million. We expect Adjusted EBITDA margin to be in the range of 12-13% for the full year 2023, excluding the impact of restructuring costs, reserve adjustments, and other non-routine items. The restructuring initiated in April 2023 has progressed according to plan, and we anticipate total restructuring costs, including employee severance and transition costs as lead exits, of less than $20 million in 2023. Page 13Eventbrite Q3 2023 Shareholder Letter

About Eventbrite Eventbrite is a global self-service ticketing, marketing, and experience technology platform that connects hundreds of thousands of event creators with audiences in nearly 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a highly- scalable self-service platform that would make it possible for anyone to create, promote and sell tickets to live experiences. Eventbrite enables creators to grow their audience reach and generate demand for events, while also helping event seekers find experiences ranging from annual culinary festivals to professional webinars to weekly yoga workshops. With over 280 million tickets distributed for over 5 million total events in 2022, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com. Page 14Eventbrite Q3 2023 Shareholder Letter

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s business model and investments to support growth, including the impact on results; the Company’s expectations regarding the development of its platform and products; the Company’s long-term growth strategy, creator growth, pursuit of profitability, and value creation; the Company’s expectations with respect to its operating model; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this letter, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. Disclaimer Regarding Ticketing, Creator and Event Metrics This letter includes certain measures related to our ticketing business, such as paid tickets, paid creators, paid events, and Eventbrite Boost and Ads. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin and Available Liquidity is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this shareholder letter may not add due to rounding. Adjusted EBITDA We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, loss on debt extinguishment, direct and indirect acquisition related costs, employer taxes related to employee transactions and other (income) expense net, which consisted of interest income, foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to Page 15Eventbrite Q3 2023 Shareholder Letter service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss) and our other GAAP results. Available Liquidity To evaluate Eventbrite’s liquidity, the Company adds funds receivable from ticket sales within the last five business days of the period to creator advances and cash and cash equivalents, and then reduces the balance by funds payable and creator payables. Page 16Eventbrite Q3 2023 Shareholder Letter

# Condensed Consolidated Statements of Operations

($ in thousands, except per share data)(unaudited)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2023 | 2022 | 2023 | 2022 |
| Net revenue | $ 81,544 | $ 67,472 | $ 238,370 | $ 189,388 |
| Cost of net revenue(1) | 25,867 | 23,450 | 76,865 | 66,465 |
| Gross profit (loss) | 55,677 | 44,022 | 161,505 | 122,923 |
| Operating expenses (1): | | | | |
| Product development | 23,041 | 22,249 | 73,091 | 63,308 |
| Sales, marketing and support | 21,063 | 14,455 | 53,802 | 41,866 |
| General and administrative | 23,137 | 20,596 | 66,681 | 58,908 |
| Total operating expenses | 67,241 | 57,300 | 193,574 | 164,082 |
| Loss from operations | (11,564) | (13,278) | (32,069) | (41,159) |
| Interest income | 7,569 | 1,950 | 19,948 | 2,407 |
| Interest expense | (2,821) | (2,826) | (8,359) | (8,461) |
| Other income (expense), net | (2,357) | (7,050) | (3,230) | (12,225) |
| Loss before income taxes | (9,173) | (21,204) | (23,710) | (59,438) |
| Income tax provision (benefit) | 762 | (80) | 1,832 | (41) |
| Net loss | $ (9,935) | $ (21,124) | $ (25,542) | $ (59,397) |
| Net loss per share, basic and diluted | $ (0.10) | $ (0.21) | $ (0.26) | $ (0.61) |
| Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted | 100,540 | 98,543 | 100,030 | 98,069 |

(1) Includes stock-based compensation as follows (in thousands):

| | | | | |
|---|---|---|---|---|
| Cost of net revenue | $ 213 | $ 179 | $ 637 | $ 625 |
| Product development | 5,635 | 5,456 | 15,143 | 15,240 |
| Sales, marketing and support | 2,018 | 2,226 | 7,037 | 6,065 |
| General and administrative | 6,602 | 5,668 | 18,344 | 18,688 |
| Total | $ 14,468 | $ 13,529 | $ 41,161 | $ 40,618 |

Eventbrite Q3 2023 Shareholder Letter

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## Condensed Consolidated Balance Sheets

| ($ in thousands)(unaudited) | September 30, 2023 | December 31, 2022 |
|---|---|---|
| **Assets** | | |
| Current assets | | |
| Cash and cash equivalents | $ 567,646 | $ 539,299 |
| Funds receivable | 32,787 | 43,525 |
| Short-term investments, at amortized cost | 152,378 | 84,224 |
| Accounts receivable, net | 2,827 | 2,266 |
| Creator signing fees, net | 913 | 645 |
| Creator advances, net | 1,664 | 721 |
| Prepaid expenses and other current assets | 9,880 | 12,479 |
| Total current assets | 768,095 | 683,159 |
| Restricted cash | 897 | 875 |
| Creator signing fees, net noncurrent | 1,397 | 1,103 |
| Property and equipment, net | 9,422 | 6,348 |
| Operating lease right-of-use assets | 212 | 5,179 |
| Goodwill | 174,388 | 174,388 |
| Acquired intangible assets, net | 15,428 | 21,907 |
| Other assets | 2,119 | 2,420 |
| Total assets | $ 971,958 | $ 895,379 |
| **Liabilities and Stockholders' Equity** | | |
| Current liabilities | | |
| Accounts payable, creators | $ 373,825 | $ 309,313 |
| Accounts payable, trade | 1,297 | 1,032 |
| Chargebacks and refunds reserve | 10,004 | 13,136 |
| Accrued compensation and benefits | 15,833 | 11,635 |
| Accrued taxes | 6,686 | 12,515 |
| Operating lease liabilities | 1,538 | 2,810 |
| Other accrued liabilities | 16,258 | 10,538 |
| Total current liabilities | 425,441 | 360,979 |
| Accrued taxes, noncurrent | 7,871 | 8,820 |
| Operating lease liabilities, noncurrent | 2,175 | 3,345 |
| Long-term debt | 357,137 | 355,580 |
| Other liabilities | - | 100 |
| Total liabilities | 792,624 | 728,824 |
| Stockholders' equity | | |
| Common stock, at par | 1 | 1 |
| Additional paid-in capital | 993,830 | 955,509 |
| Accumulated deficit | (814,497) | (788,955) |
| Total stockholders' equity | 179,334 | 166,555 |
| Total liabilities and stockholders' equity | $ 971,958 | $ 895,379 |

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## Condensed Consolidated Statements of Cash Flows

| ($ in thousands)(unaudited) | Nine Months Ended September 30, 2023 | 2022 |
|---|---|---|
| **Cash flows from operating activities** | | |
| Net loss | $ (25,542) | $ (59,397) |
| Adjustments to reconcile net loss to net cash provided by operating activities: | | |
| Depreciation and amortization | 9,934 | 11,059 |
| Stock-based compensation expense | 41,161 | 40,618 |
| Amortization of debt discount and issuance costs | 1,557 | 1,503 |
| Unrealized (gain) loss on foreign currency exchange | (103) | 12,644 |
| Accretion on short-term investments | (5,477) | - |
| Non-cash operating lease expenses | 5,088 | 2,361 |
| Amortization of creator signing fees | 742 | 955 |
| Adjustments related to creator advances, creator signing fees, and allowance for credit losses | (1,671) | (1,792) |
| Provision for chargebacks and refunds | 9,549 | 10,909 |
| Other | 1,464 | 618 |
| Changes in operating assets and liabilities: | | |
| Accounts receivable | (1,181) | (1,728) |
| Funds receivable | 10,917 | (9,077) |
| Creator signing fees and creator advances | 44 | 2,930 |
| Prepaid expenses and other assets | 2,900 | 8,424 |
| Accounts payable, creators | 64,711 | 82,971 |
| Accounts payable | 328 | (363) |
| Chargebacks and refunds reserve | (12,681) | (11,907) |
| Accrued compensation and benefits | 4,198 | 387 |
| Accrued taxes | (7,846) | (6,048) |
| Operating lease liabilities | (2,563) | (3,260) |
| Other accrued liabilities | 6,271 | (9,340) |
| Net cash provided by operating activities | 101,800 | 72,467 |
| **Cash flows from investing activities** | | |
| Purchase of short-term investments | (273,677) | - |
| Maturities of short-term investments | 211,000 | - |
| Purchases of property and equipment | (991) | (1,254) |
| Capitalized internal-use software development costs | (4,848) | (2,305) |
| Cash paid for acquisitions | - | (1,125) |
| Net cash used in investing activities | (68,516) | (4,684) |
| **Cash flows from financing activities** | | |
| Proceeds from exercise of stock options | 930 | 3,027 |
| Taxes paid related to net share settlement of equity awards | (5,486) | (5,338) |
| Proceeds from issuance of common stock under ESPP | 567 | 790 |
| Principal payments on finance lease obligations | (1) | (64) |
| Net cash used in financing activities | (3,990) | (1,585) |

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Effect of exchange rate changes on cash, cash equivalents and restricted cash Net increase in cash, cash equivalents and restricted cash Cash, cash equivalents and restricted cash Beginning of period End of period Supplemental cash flow data Interest paid Income taxes paid, net of refunds Non-cash investing and financing activities Reduction of right of use asset due to modification or exit $ $ $ $ $ $ Condensed Consolidated Statements of Cash Flows (cont.) ($ in thousands)(unaudited) Nine Months Ended September 30, 2023 2022 (925) 28,369 540,174 568,543 5,336 517 3,917 (25,196) 41,002 636,159 677,161 5,486 234 2,163 Page 20Eventbrite Q3 2023 Shareholder Letter

## Key Operating Metrics and Non-GAAP Financial Measures

(In thousands, except per ticket data)(Unaudited)

| | Three Months Ended September 30, 2023 | Three Months Ended September 30, 2022 | Nine Months Ended September 30, 2023 | Nine Months Ended September 30, 2022 |
|---|---|---|---|---|
| Net revenue | $ 81,544 | $ 67,472 | $ 238,370 | $ 189,388 |
| Paid Ticket Volume | 22,855 | 22,028 | 69,342 | 61,946 |
| Net Revenue per Paid Ticket | $ 3.57 | $ 3.06 | $ 3.44 | $ 3.06 |

### Adjusted EBITDA Reconciliation (Unaudited)

| | Three Months Ended September 30, 2023 | Three Months Ended September 30, 2022 | Nine Months Ended September 30, 2023 | Nine Months Ended September 30, 2022 |
|---|---|---|---|---|
| Net Loss | $ (9,935) | $ (21,124) | $ (25,542) | $ (59,397) |
| *Add:* | | | | |
| Depreciation and amortization | 3,226 | 3,810 | 9,934 | 11,059 |
| Stock-based compensation | 14,468 | 13,529 | 41,161 | 40,618 |
| Interest income | (7,569) | (1,950) | (19,948) | (2,407) |
| Interest expense | 2,821 | 2,826 | 8,359 | 8,461 |
| Employer taxes related to employee equity transactions | 237 | 167 | 832 | 734 |
| Other (income) expense, net | 2,357 | 7,050 | 3,230 | 12,225 |
| Income tax provision (benefit) | 762 | (80) | 1,832 | (41) |
| **Adjusted EBITDA** | $ **6,403** | $ **4,228** | $ **19,858** | $ **11,252** |
| **Adjusted EBITDA Margin** | 8 % | 6 % | 8 % | 6 % |
| ***Non-Routine Items:*** | | | | |
| Restructuring costs | $ 754 | $ — | $ 15,132 | $ — |
| Processing fees credit | — | — | (781) | — |
| APO reserve release | — | — | (3,000) | — |
| Creator upfront reserves release | (373) | — | (2,303) | (2,647) |
| **Adjusted EBITDA - excluding non-routine items** | $ **6,784** | $ **4,228** | $ **28,906** | $ **8,605** |
| **Adjusted EBITDA Margin - excluding non-routine items** | 8 % | 6 % | 12 % | 5 % |

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